Exhibit 23.3


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the incorporation by reference in this Registration Statement on Form S-2 of our report dated March 17, 2003, except for Note 1 to the financial statements of Emergency Filtration Products, Inc for the year ended December 31, 2002, as to which the date is October 20, 2003, relating to the financial statements, which appears in the Emergency Filtration Products, Inc. Annual Report on Form 10-KSB for the year ended December 31, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
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    PricewaterhouseCoopers LLP

October 29, 2004